AGREEMENT

                      CONCERNING THE EXCHANGE OF SECURITIES

                                  BY AND AMONG

                               DML SERVICES, INC.

                                       AND

                      EL CAPITAN PRECIOUS METALS, INC. AND
            THE SECURITY HOLDERS OF EL CAPITAN PRECIOUS METALS, INC.

                                      INDEX
                                                                            Page

ARTICLE I  -  EXCHANGE OF SECURITIES...........................................1

 1.1        -  Issuance of Securities..........................................1
 1.2        -  Corporate Action by DML.........................................1
 1.3        -  Exemption from Registration.....................................1

ARTICLE II  -  REPRESENTATIONS AND WARRANTIES OF El Capitan....................2

 2.1        -  Organization....................................................2
 2.2        -  Capital.........................................................2
 2.3        -  Subsidiaries....................................................2
 2.4        -  Directors and Officers..........................................2
 2.5        -  Financial Statements............................................2
 2.6        -  Absence of Changes..............................................2
 2.7        -  Absence of Undisclosed Liabilities..............................2
 2.8        -  Tax Returns.....................................................3
 2.9        -  Investigation of Financial Condition............................3
 2.10       -  Proprietary Rights..............................................3
 2.11       -  Compliance with Laws............................................3
 2.12       -  Litigation......................................................3
 2.13       -  Authority.......................................................3
 2.14       -  Ability to Carry Out Obligations................................3
 2.15       -  Full Disclosure.................................................4
 2.16       -  Assets..........................................................4
 2.17       -  Material Contracts..............................................4
 2.18       -  Indemnification.................................................4
 2.19       -  Criminal or Civil Acts..........................................4
 2.20       -  Restricted Securities...........................................4

ARTICLE III -  REPRESENTATIONS AND WARRANTIES OF DML...........................4

 3.1        -  Organization....................................................4
 3.2        -  Capital.........................................................4
 3.3        -  Subsidiaries....................................................5
 3.4        -  Directors and Officers..........................................5
 3.5        -  Financial Statements............................................5
 3.6        -  Absence of Changes..............................................5
 3.7        -  Absence of Undisclosed Liabilities..............................5
 3.8        -  Tax Returns.....................................................5

                                      INDEX
                                   (Continued)
                                                                            Page

 3.9        -  Investigation of Financial Condition............................5
 3.10       -  Proprietary Rights..............................................5
 3.11       -  Compliance with Laws............................................6
 3.12       -  Litigation......................................................6
 3.13       -  Authority.......................................................6
 3.14       -  Ability to Carry Out Obligations................................6
 3.15       -  Full Disclosure.................................................6
 3.16       -  Assets..........................................................6
 3.17       -  Material Contracts..............................................6
 3.18       -  Indemnification.................................................6
 3.19       -  Criminal or Civil Acts..........................................7
 3.20       -  Bulletin Board Trading Status...................................7

ARTICLE IV  -  COVENANTS PRIOR TO THE CLOSING DATE ............................7

 4.1        -  Investigative Rights............................................7
 4.2        -  Conduct of Business.............................................7

ARTICLE V   -  CONDITIONS PRECEDENT TO DML'S PERFORMANCE.......................7

 5.1        -  Conditions......................................................7
 5.2        -  Accuracy of Representations.....................................8
 5.3        -  Performance.....................................................8
 5.4        -  Absence of Litigation...........................................8
 5.5        -  Officer's Certificate...........................................8
 5.6        -  Divestiture of Assets and Current Operations....................8
 5.7        -  Corporate Action................................................8
 5.8        -  Ownership Requirement...........................................8

ARTICLE VI  -  CONDITIONS PRECEDENT TO El Capitan'S PERFORMANCE................8

 6.1        -  Conditions......................................................8
 6.2        -  Accuracy of Representations.....................................9
 6.3        -  Performance.....................................................9
 6.4        -  Absence of Litigation...........................................9
 6.5        -  Officer's Certificate...........................................9
 6.6        -  Directors of DML................................................9
 6.7        -  Officers of DML.................................................9
 6.8        -  Corporate Action................................................9

                                      INDEX
                                   (Continued)

                                                                            Page
ARTICLE VII -  CLOSING........................................................ 9

 7.1        -  Closing........................................................ 9

ARTICLE VIII - COVENANTS SUBSEQUENT TO THE CLOSING DATE.......................10

 8.1        -  Registration and Listing.......................................10

ARTICLE IX - MISCELLANEOUS....................................................10

 9.1        -  Captions and Headings..........................................10
 9.2        -  No Oral Change.................................................10
 9.3        -  Non-Waiver.....................................................10
 9.4        -  Time of Essence................................................11
 9.5        -  Entire Agreement...............................................11
 9.6        -  Choice of Law..................................................11
 9.7        -  Counterparts...................................................11
 9.8        -  Notices........................................................11
 9.9        -  Binding Effect.................................................11
 9.10       -  Mutual Cooperation.............................................11
 9.11       -  Finders........................................................11
 9.12       -  Announcements..................................................11
 9.13       -  Expenses.......................................................12
 9.14       -  Survival of Representations and Warranties.....................12
 9.15       -  Exhibits.......................................................12
 9.16       -  Legal Counsel..................................................12


               Signatures.....................................................12

                                      INDEX
                                   (Continued)


EXHIBITS

         Allocation of Securities....................................Exhibit 1.1
         Subscription Agreement......................................Exhibit 1.2
         Financial Statements of El Capitan..........................Exhibit 2.5
         Financial Statements of DML.................................Exhibit 3.5
         Contract with El Capitan, Ltd...............................Exhibit 5.8

                                    AGREEMENT

         AGREEMENT made this 18TH day of MARCH, 2003, by and between DML Services, Inc., a Nevada corporation ("DML"), El Capitan Precious Metals, Inc., a Delaware corporation ("El Capitan"), and the security holders of El Capitan (the "El Capitan Security Holders") who are listed on Exhibit 1.1 hereto and have executed Subscription Agreements in the form attached in Exhibit 1.2, hereto.

         WHEREAS, DML desires to acquire all of the issued and outstanding common stock of El Capitan from the El Capitan Security Holders in exchange for newly issued unregistered shares of common stock of DML;

         WHEREAS, El Capitan desires to assist DML in acquiring all of the issued and outstanding common stock of El Capitan pursuant to the terms of this Agreement; and

         WHEREAS, all of the El Capitan Security Holders, by execution of
Exhibit 1.2 hereto, agree to exchange all 1,000 common shares of El Capitan for 13,000,000 common shares of DML.

         NOW, THEREFORE, in consideration of the mutual promises, covenants and representations contained herein, THE PARTIES HERETO AGREE AS FOLLOWS:


                                    ARTICLE I

                             EXCHANGE OF SECURITIES

         1.1 ISSUANCE OF SECURITIES. Subject to the terms and conditions of this Agreement, DML agrees to issue and exchange 13,000,000 fully paid and nonassessable unregistered shares of DML's $.001 par value common stock (the "DML Shares") for all 1,000 issued and outstanding shares of the $.01 par value common stock of El Capitan (the "El Capitan Shares") held by the El Capitan Security Holders. All DML common stock will be issued directly to the El Capitan Security Holders on the Closing Date, pursuant to the schedule set forth in
Exhibit 1.1.

         1.2 CORPORATE ACTION BY DML. Prior to the closing date of this Agreement (the "Closing Date"), DML will change its name to "El Capitan Precious Metals, Inc." or a derivative thereof.

         1.3 EXEMPTION FROM REGISTRATIOn. The parties hereto intend that all DML common stock to be issued to the El Capitan Security Holders shall be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), pursuant to Section 4(2) of the Act and the rules and regulations promulgated thereunder. In furtherance thereof, each of the El Capitan Security Holders will execute and deliver to DML on the Closing Date a copy of the Subscription Agreement set forth in Exhibit 1.2 hereto.

                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF EL CAPITAN

         El Capitan hereby represents and warrants to DML that:

         2.1 ORGANIZATION. El Capitan is a corporation duly organized, validly existing and in good standing under the laws of Delaware, has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the states where its business requires qualification.

         2.2 CAPITAL. The authorized capital stock of El Capitan consists of 1,000 authorized shares of $.01 par value common stock, all of which are outstanding, and no shares of preferred stock authorized or issued. All of the outstanding common stock of El Capitan is duly and validly issued, fully paid and nonassessable. There are no outstanding subscriptions, options, rights, warrants, debentures, instruments, convertible securities or other agreements or commitments obligating El Capitan to issue or to transfer from treasury any additional shares of its capital stock of any class.

         2.3 SUBSIDIARIES. El Capitan does not have any subsidiaries or own any interest in any other enterprise.

         2.4 DIRECTORS AND OFFICERS. The names and titles of the directors and officers of El Capitan as of the date of this Agreement are as follows: Charles Mottley, Chief Executive Officer and director; and Thomas B. Olson, Secretary.

         2.5 FINANCIAL STATEMENTS. Exhibit 2.5 hereto consists of the audited financial statements of El Capitan for the period from inception (July 26, 2002) through September 30, 2002 (the "El Capitan Financial Statements"). The El Capitan Financial Statements have been prepared in accordance with generally accepted accounting principles and practices consistently followed by El Capitan throughout the period indicated, and fairly present the financial position of El Capitan as of the date of the balance sheets included in the El Capitan Financial Statements and the results of operations for the period indicated.

         2.6 ABSENCE OF CHANGES. Since September 30, 2002 there has not been any material change in the financial condition or operations of El Capitan, except as contemplated by this Agreement.

         2.7 ABSENCE OF UNDISCLOSED LIABILITIES. As of September 30, 2002 El Capitan did not have any material debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected in the El Capitan Financial Statements.

         2.8 TAX RETURNS. El Capitan has filed all federal, state and local tax returns required by law and has paid all taxes, assessments and penalties due and payable. The provisions for taxes, if any, reflected in Exhibit 2.5 are adequate for the periods indicated. There are no present disputes as to taxes of any nature payable by El Capitan.

         2.9 INVESTIGATION OF FINANCIAL CONDITION. Without in any manner reducing or otherwise mitigating the representations contained herein, DML, its legal counsel and accountants shall have the opportunity to meet with El Capitan's accountants and attorneys to discuss the financial condition of El Capitan. El Capitan shall make available to DML all books and records of El Capitan.

         2.10 PROPRIETARY RIGHTS. El Capitan owns all necessary trademarks, service marks, trade names, copyrights, patents and proprietary information and other rights as set forth in Exhibit 5.8.

         2.11 COMPLIANCE WITH LAWS. El Capitan has complied with, and is not in violation of, applicable federal, state or local statutes, laws and regulations, including federal and state securities laws.

         2.12 LITIGATION. El Capitan is not a defendant in any suit, action, arbitration or legal, administrative or other proceeding, or governmental investigation which is pending or, to the best knowledge of El Capitan, threatened against or affecting El Capitan or its business, assets or financial condition. El Capitan is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to it. El Capitan is not engaged in any material litigation to recover monies due to it.

         2.13 AUTHORITY. The Board of Directors of El Capitan has authorized the execution of this Agreement and the consummation of the transactions contemplated herein, and El Capitan has full power and authority to execute, deliver and perform this Agreement, and this Agreement is a legal, valid and binding obligation of El Capitan and is enforceable in accordance with its terms and conditions. By execution of Exhibit 1.2, all of the El Capitan Security Holders have agreed to and have approved the terms of this Agreement.

         2.14 ABILITY TO CARRY OUT OBLIGATIONS. The execution and delivery of this Agreement by El Capitan and the performance by El Capitan of its obligations hereunder in the time and manner contemplated will not cause, constitute or conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, instrument, article of incorporation, bylaw, or other agreement or instrument to which El Capitan is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required,
(b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of El Capitan, or (c) an event that would result in the creation or imposition of any lien, charge or encumbrance on any asset of El Capitan.

         2.15 FULL DISCLOSURE. None of the representations and warranties made by El Capitan herein or in any exhibit, certificate or memorandum furnished or to be furnished by El Capitan, or on its behalf, contains or will contain any untrue statement of material fact or omit any material fact the omission of which would be misleading.

         2.16 ASSETS. El Capitan's assets are fully included in Exhibit 2.5 and are not subject to any claims or encumbrances except as indicated in Exhibit 2.5

         2.17 MATERIAL CONTRACTS. El Capitan does not have any material contracts, except and to the extent set forth in Exhibit 5.8 and a consulting agreement with West Harbor, Inc. which provides for payment of consulting services by El Capitan to West Harbor in the amount of $200,000, approximately $150,000 of which has been paid.

         2.18 INDEMNIFICATION. El Capitan agrees to indemnify, defend and hold DML harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorney fees, that it shall incur or suffer, which arise out of, or result from (i) any breach by El Capitan in performing any of its covenants or agreements under this Agreement or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by El Capitan under this Agreement or (ii) any untrue statement made by El Capitan in this Agreement.

         2.19 CRIMINAL OR CIVIL ACTS. For the period of five years prior to the execution of this Agreement, no executive officer, director or principal stockholder of El Capitan has been convicted of a felony crime, filed for personal bankruptcy, been the subject of a Commission or NASD judgment or decree, or is currently the subject to any investigation in connection with a felony crime or Commission or NASD proceeding.

         2.20 RESTRICTED SECURITIES. El Capitan and the El Capitan Security Holders, by execution of this Agreement and of Exhibit 1.2, acknowledge that all of the DML Shares issued by DML are restricted securities and none of such securities may be sold or publicly traded except in accordance with the provisions of the Act.

                                   ARTICLE III

                      REPRESENTATIONS AND WARRANTIES OF DML

         DML represents and warrants to El Capitan that:

         3.1 ORGANIZATION. DML is a corporation duly organized, validly existing and in good standing under the laws of Nevada, has all necessary corporate powers to carry on its business, and is duly qualified to do business and is in good standing in each of the states where its business requires qualification.

         3.2 CAPITAL. The authorized capital stock of DML on the Closing Date will consist of 50,000,000 shares of $.001 par value common stock, of which 2,240,000 shares of common stock will be issued and outstanding on the Closing Date, net of 10,040,000 shares returned to DML by the holders thereof. All of DML's outstanding securities are duly and validly issued, fully paid and nonassessable. There are no outstanding subscriptions, options, rights, warrants, debentures, instruments, convertible securities or other agreements or commitments obligating DML to issue or to transfer from treasury any additional shares of its capital stock of any class except shares issuable under this Agreement.

         3.3 SUBSIDIARIES. DML does not have any subsidiaries or own any interest in any other enterprise.

         3.4 DIRECTORS AND OFFICERS. The names and titles of the directors and officers of DML are: Michael Flores, President and Director; Deborah Flores, Chief Financial Officer and Director; and Lloyd J. Brewer, Vice President and Director.

         3.5 FINANCIAL STATEMENTS. Exhibit 3.5 hereto consists of the audited financial statements for the year ended December 31, 2001 and the unaudited financial statements of DML for the nine months ended September 30, 2002 (the "DML Financial Statements"). The DML Financial Statements have been prepared in accordance with generally accepted accounting principles and practices consistently followed by DML throughout the period indicated, and fairly present the financial position of DML as of the date of the balance sheets included in the DML Financial Statements and the results of operations for the period indicated.

         3.6 ABSENCE OF CHANGES. Since September 30, 2002, there has not been any material change in the financial condition or operations of DML, except as contemplated by this Agreement.

         3.7 ABSENCE OF UNDISCLOSED LIABILITIES. As of September 30, 2002, DML did not have any material debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected in the DML Financial Statements, except an approximately $11,000 obligation to the Internal Revenue Service which will be paid at Closing pursuant to paragraph 3.16.

         3.8 TAX RETURNS. Within the times and in the manner prescribed by law, DML has filed all federal, state and local tax returns required by law and has paid all taxes, assessments, and penalties due and payable.

         3.9 INVESTIGATION OF FINANCIAL CONDITION. Without in any manner reducing or otherwise mitigating the representations contained herein, El Capitan, its legal counsel and accountants shall have the opportunity to meet with DML's accountants and attorneys to discuss the financial condition of DML. DML shall make available to El Capitan all books and records of DML.

         3.10 PROPRIETARY RIGHTS. DML does not have any patents, trademarks, service marks, trade names or copyrights.

         3.11 COMPLIANCE WITH LAWS. DML has complied with, and is not in violation of, applicable federal, state or local statutes, laws or regulations including federal and state securities laws.

         3.12 LITIGATION. DML is not a defendant in any suit, action, arbitration, or legal, administrative or other proceeding, or governmental investigation which is pending or, to the best knowledge of DML, threatened against or affecting DML or its business, assets or financial condition. DML is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to it. DML is not engaged in any material litigation to recover monies due to it.

         3.13 AUTHORITY. The Board of Directors of DML has authorized the execution of this Agreement and the transactions contemplated herein, and DML has full power and authority to execute, deliver and perform this Agreement, and this Agreement is the legal, valid and binding obligation of DML, and is enforceable in accordance with its terms and conditions.

         3.14 ABILITY TO CARRY OUT OBLIGATIONS. The execution and delivery of this Agreement by DML and the performance by DML of its obligations hereunder will not cause, constitute or conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, instrument, article of incorporation, bylaw or other agreement or instrument to which DML is a party, or by which it may be bound, nor will any consents or authorization of any party other than those hereto be required, (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of DML, or (c) an event that would result in the creation or imposition of any lien, charge or encumbrance on any asset of DML.

         3.15 FULL DISCLOSURE. None of the representations and warranties made by DML herein, or in any exhibit, certificate or memorandum furnished or to be furnished by DML or on its behalf, contains or will contain any untrue statement of material fact or omit any material fact the omission of which would be misleading.

         3.16 ASSETS. DML has no assets. On the Closing Date, DML's liabilities shall be limited to an $8,000 promissory note, $8,000 payable to DML's auditors and $5,000 of outstanding legal fees which will be paid by El Capitan. Any other liabilities of DML (including an $11,000 obligation to the Internal Revenue Service and approximately $8,000 of other obligations) will be paid by DML out of the payment due to Mr. Flores set forth in paragraph 5.6 below.

         3.17 MATERIAL CONTRACTS. DML has no material contracts.

         3.18 INDEMNIFICATION. DML agrees to indemnify, defend and hold El Capitan harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties, and reasonable attorney fees, that it shall incur or suffer, which arise out of, or result from (i) any breach by DML in performing any of its covenants or agreements in this

Agreement or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by DML under this Agreement, or (ii) any untrue statement made by DML in this Agreement.

         3.19 CRIMINAL OR CIVIL ACTS. For a period of five years prior to the execution of this Agreement, no executive officer, director or principal stockholder of DML has been convicted of a felony crime, filed for personal bankruptcy, been the subject of a Commission or NASD judgment or decree, or is currently the subject to an investigation in connection with any felony crime or Commission or NASD proceeding.

         3.20 BULLETIN BOARD TRADING STATUS. DML shall be in compliance with all requirements for, and its common stock shall be, trading freely on the Over the Counter Bulletin Board system on the date immediately prior to the Closing, such that the common stock of DML may continue to be so traded without interruption following the Closing.

                                   ARTICLE IV

                       COVENANTS PRIOR TO THE CLOSING DATE

         4.1 INVESTIGATIVE RIGHTS. Prior to the Closing Date, each party shall provide to the other party, and such other party's counsel, accountants, auditors and other authorized representatives, full access during normal business hours and upon reasonable advance written notice to all of each party's properties, books, contracts, commitments and records for the purpose of examining the same. Each party shall furnish the other party with all information concerning each party's affairs as the other party may reasonably request.

         4.2 CONDUCT OF BUSINESS. Prior to the Closing Date, each party shall conduct its business in the normal course and shall not sell, pledge or assign any assets without the prior written approval of the other party, except in the normal course of business. Neither party shall amend its Articles of Incorporation or Bylaws (except as may be described in this Agreement), declare dividends, redeem or sell stock or other securities, incur additional or newly-funded liabilities, acquire or dispose of fixed assets, change employment terms, enter into any material or long-term contract, guarantee obligations of any third party, settle or discharge any balance sheet receivable for less than its stated amount, pay more on any liability than its stated amount, or enter into any other transaction other than in the normal course of business. Neither party shall enter into negotiations with any third party or complete any transaction with a third party involving the sale of any of its assets or the exchange of any of its common stock.

                                    ARTICLE V

                    CONDITIONS PRECEDENT TO DML'S PERFORMANCE

         5.1 CONDITIONS. DML's obligations hereunder shall be subject to the satisfaction at or before the Closing of all the conditions set forth in this
Article V. DML may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by DML of any other condition of or any of DML's other rights or remedies, at law or in equity, if El Capitan shall be in default of any of its representations, warranties or covenants under this Agreement.

         5.2 ACCURACY OF REPRESENTATIONS. Except as otherwise permitted by this Agreement, all representations and warranties by El Capitan in this Agreement or in any written statement that shall be delivered to DML by El Capitan under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

         5.3 PERFORMANCE. El Capitan shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it on or before the Closing Date.

         5.4 ABSENCE OF LITIGATION. No action, suit, or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against El Capitan on or before the Closing Date.

         5.5 OFFICER'S CERTIFICATE. El Capitan shall have delivered to DML a certificate dated the Closing Date signed by the Chief Executive Officer of El Capitan certifying that each of the conditions specified in this Article has been fulfilled and that all of the representations set forth in Article II are true and correct as of the Closing Date.

         5.6 DIVESTITURE OF ASSETS AND CURRENT OPERATIONS. On or before the Closing Date, DML shall have divested all of its assets and operations by the sale of such assets and operations to Michael Flores, its President. In exchange for acquiring such assets and operations, Mr. Flores and other DML stockholders shall cancel and return an aggregate of 10,040,000 shares to DML and shall be paid $50,000 in cash by El Capitan. Accordingly, on the Closing Date DML shall have no assets or operations and its liabilities shall be limited to an $8,000 promissory note and $5,000 of attorney's fees. Any additional liabilities will be paid by reducing the $50,000 payment due to Mr. Flores and other DML stockholders on a dollar for dollar basis.

         5.7 CORPORATE ACTION. El Capitan shall have obtained the approval of the El Capitan Security Holders for the transaction contemplated by this Agreement.

         5.8 OWNERSHIP REQUIREMENT. On the Closing Date, El Capitan shall have at least a 40% ownership interest in the patented and unpatented lode claims held by El Capitan, Ltd. mine and a balance sheet reflecting a positive net worth. The aforesaid 40% ownership interest is the subject of a written agreement with El Capitan, Ltd., a copy of which is included herewith as Exhibit 5.8.

                                   ARTICLE VI

                CONDITIONS PRECEDENT TO EL CAPITAN'S PERFORMANCE

         6.1 CONDITIONS. El Capitan's obligations hereunder shall be subject to the satisfaction at or before the Closing of all the conditions set forth in this Article VI. El Capitan may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by El Capitan of any other condition of or any of El Capitan's rights or remedies, at law or in equity, if DML shall be in default of any of its representations, warranties or covenants under this Agreement.

         6.2 ACCURACY OF REPRESENTATIONS. Except as otherwise permitted by this Agreement, all representations and warranties by DML in this Agreement or in any written statement that shall be delivered to El Capitan by DML under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

         6.3 PERFORMANCE. DML shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it on or before the Closing Date.

         6.4 ABSENCE OF LITIGATION. No action, suit or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against DML on or before the Closing Date.

         6.5 OFFICER'S CERTIFICATE. DML shall have delivered to El Capitan a certificate dated the Closing Date signed by the Chief Executive Officer of DML certifying that each of the conditions specified in this Article has been fulfilled and that all of the representations set forth in Article III are true and correct as of the Closing Date.

         6.6 DIRECTORS OF DML. On the Closing Date, the Board of Directors of DML shall elect the directors of El Capitan to DML's Board of Directors and shall themselves then resign as directors.

         6.7 OFFICERS OF DML. On the Closing Date, the newly constituted Board of Directors of DML shall elect such officers of DML as they shall determine.

         6.8 CORPORATE ACTION. On or before the Closing Date, DML will take the corporate action described in Section 1.2, above.

                                   ARTICLE VII

                                     CLOSING

         7.1 CLOSING. The Closing of this Agreement shall be held at the offices of Gary A. Agron, at any mutually agreeable time and date (the "Closing Date") prior to _____________________, 2003, unless extended by mutual agreement. At the Closing:

         (a) El Capitan shall deliver to DML copies of Exhibit 1.2 executed by all of the El Capitan Security Holders together with certificates representing all outstanding El Capitan securities duly endorsed to DML; 9

         (b) DML shall deliver to the El Capitan Security Holders 13,000,000 shares of DML's common stock, for which the El Capitan Shares have been exchanged, pursuant to the computations set forth in
               Exhibit 1.1 hereto;

         (c)   DML shall deliver (i) the officer's certificate described in
               Section 6.5 and (ii) a signed consent and/or minutes of its directors approving this Agreement and each matter to be approved under this Agreement;

         (d) El Capitan shall deliver (i) the officer's certificate described in Section 5.5 and (ii) a signed consent and/or minutes of its shareholders and directors approving this Agreement and each matter to be approved under this Agreement.

                                  ARTICLE VIII

                    COVENANTS SUBSEQUENT TO THE CLOSING DATE

         8.1 REGISTRATION AND LISTING. Following the Closing Date, DML shall:

         (a)   Continue DML's common stock listing on the OTC Bulletin Board;

         (b) Maintain a continuous listing of DML's common stock on the Electronic Bulletin Board;

         (c) List DML's securities in Standard & Poor's OTC or Corporate Manual; and

         (d) Develop a corporate relations and investor relations program including creating a corporate communications Web site and engaging appropriate public relations and investor relations firms to communicate its corporate operations and investment opportunity.

                                   ARTICLE IX

                                  MISCELLANEOUS

         9.1 CAPTIONS AND HEADINGS. The article and paragraph headings throughout this Agreement are for convenience and reference only and shall not define, limit or add to the meaning of any provision of this Agreement.

         9.2 NO ORAL CHANGE. This Agreement and any provision hereof may not be waived, changed, modified or discharged orally, but only by an agreement in writing signed by the party against whom enforcement of any such waiver, change, modification or discharge is sought.

         9.3 NON-WAIVER. The failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants or conditions. No waiver by any party of one breach by another party shall be construed as a waiver with respect to any other subsequent breach.

         9.4 TIME OF ESSENCE. Time is of the essence of this Agreement and of each and every provision hereof.

         9.5 ENTIRE AGREEMENT. This Agreement contains the entire Agreement and understanding between the parties hereto and supersedes all prior agreements and understandings.

         9.6 CHOICE OF LAW. This Agreement and its application shall be governed by the laws of the state of Colorado.

         9.7 COUNTERPARTS. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         9.8 NOTICES. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

         DML:
         ----
                               DML Services, Inc.
                               1780 Granada Street
                                Seaside, CA 93955
                         Attn: Michael Flores, President

         El Capitan:
         -----------
                        El Capitan Precious Metals, Inc.
                     7702 E. Doubletree Ranch Rd., Suite 300
                              Scottsdale, AZ 85258
                 Attn: Charles Mottley, Chief Executive Officer

         9.9 BINDING EFFECT. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

         9.10 MUTUAL COOPERATION. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

         9.11 FINDERS. There are no finders in connection with this transaction.

         9.12 ANNOUNCEMENTS. The parties will consult and cooperate with each other as to the timing and content of any public announcements regarding this Agreement.

         9.13 EXPENSES. Each party will bear their own expenses incurred in connection with this Agreement.

         9.14 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations, warranties, covenants and agreements of the parties set forth in this Agreement or in any instrument, certificate, opinion or other writing providing for in it, shall survive the Closing.

         9.15 EXHIBITS. As of the execution hereof, the parties have provided each other with the Exhibits described herein. Any material changes to the Exhibits shall be immediately disclosed to the other party.

         9.16 LEGAL COUNSEL. DML has been represented by Gary A. Agron, Esq. in connection with this Agreement. El Capitan has retained such counsel as it has deemed appropriate to review this Agreement. El Capitan has paid legal fees to Mr. Agron on behalf of DML but acknowledges that Mr. Agron is solely counsel for El Capitan and that Mr. Agron has not provided any legal services to El Capitan. On the Closing Date, El Capitan will tender an additional $5,000 to pay the remaining legal fees incurred by DML in connection with this Agreement.

         In witness whereof, the parties have executed this Agreement on the date indicated above.

DML SERVICES, INC.                          EL CAPITAN PRECIOUS METALS, INC.


By: /S/ MICHAEL FLORES                      By: /S/ CHARLES MOTTLEY
   --------------------------------            ---------------------------------
   Michael Flores, President                   Charles Mottley,
                                               Chief Executive Officer

                                   EXHIBIT 1.1

                   SCHEDULE OF EL CAPITAN COMMON STOCKHOLDERS
                                       AND
                         ALLOCATION OF DML COMMON SHARES

  NAME OF EL CAPITAN          NUMBER OF EL CAPITAN         NUMBER OF DML COMMON
     STOCKHOLDER                 SHARES EXCHANGED           SHARES TO BE ISSUED
Gold and Minerals Co., Inc.             775                      10,075,000
Wayne W. Mills                           75                         975,000
Gulfstream Financial
 Partners LLC                            75                         975,000
Gary W. Copperud                         20                         260,000
John Stapleton                           20                         260,000
Gregory Pusey                            12                         156,000

Thomas B. &
 Kimberley A. Olson, JT TEN              10                         130,000
Billy Bowling                             4                          52,000
Infinity Advisors                         4                          52,000
Henry Fong                                2                          26,000
C. Frederick LeBaron, Jr.               1.5                          19,500
David Schaper                           1.5                          19,500

TOTALS                                1,000                      13,000,000

                                   EXHIBIT 1.2

                             SUBSCRIPTION AGREEMENT


         In connection with my exchange of $.01 par value common stock of El Capitan Precious Metals, Inc. ("El Capitan"), for the $.001 par value common stock of DML Services, Inc. ("DML"), I acknowledge the matters set forth below and promise that the statements made herein are true. I understand that DML is relying on my truthfulness in issuing its securities to me.

         I hereby represent and warrant to DML that I have the full power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. This Agreement is a legal, valid and binding obligation of mine, enforceable against me in accordance with its terms. I own the securities in El Capitan that I am exchanging for securities of DML free and clear of all pledges, liens, encumbrances, security interests, equities, claims, options, preemptive rights, rights of first refusal, or any other limitation on my ability to vote such securities or to transfer such securities to DML. I have full right, title and interest in and to the El Capitan securities that I am exchanging.

         I understand that DML's common stock (the "Securities) are being issued to me in a private transaction in exchange for my securities in El Capitan and in reliance upon the exemption provided in section 4(2) of the Securities Act of 1933, as amended (the "Act") for non-public offerings and pursuant to the Agreement Concerning the Exchange of Securities between DML and El Capitan ("Agreement"). I understand that the Securities are "restricted" under applicable securities laws and may not be sold by me except in a registered offering (which may not ever occur) or in a private transaction like this one. I know this is an illiquid investment and that therefore I may be required to hold the Securities for an indefinite period of time, but under no circumstances less than one year from the date of its issuance.

         I am acquiring the Securities solely for my own account, for long-term investment purposes only and not with a view to sale or other distribution. I agree not to dispose of any Securities unless and until counsel for DML shall have determined that the intended disposition is permissible and does not violate the Act, any applicable state securities laws or rules and regulations promulgated thereunder.

         All information, financial and otherwise, or documentation pertaining to all aspects of my acquisition of the Securities and the activities and financial information of DML has been made available to me and my representatives, if any, and I have had ample opportunity to meet with and ask questions of senior officers of DML, and I have received satisfactory answers to any questions I asked.

         In acquiring the Securities, I have reviewed the Agreement and have made such independent investigations of DML as I deemed appropriate. I am an experienced investor, have made speculative investments in the past and am capable of analyzing the merits of an investment in the Securities.

         I understand that the Securities are highly speculative, involves a great degree of risk and should only be acquired by individuals who can afford to lose their entire investment. Nevertheless, I consider this a suitable investment for me because I have adequate financial resources and income to maintain my current standard of living even after my acquisition of the Securities. I know that DML is a "shell" company with no significant assets or liabilities, its financial affairs can fluctuate dramatically from time to time, and that although I could lose my entire investment, I am acquiring the Securities because I believe the potential rewards are commensurate with the risk. Even if the Securities became worthless, I could still maintain my standard of living without significant hardship on me or my family.

         By signing this Agreement, I also accept and agree to abide by the terms and conditions of the Agreement as if I had executed the Agreement itself.

         Dated as of this __________  day of _____________________ , 2003.


                                       ----------------------------------------
                                       Signature

                                       ----------------------------------------
                                       Name, Please Print

                                       ----------------------------------------
                                       Residence Address

                                       ----------------------------------------
                                       City, State and Zip Code

                                       ----------------------------------------
                                       Area Code and Telephone Number

                                       ----------------------------------------
                                       Social Security Number

                                       ----------------------------------------
                                       Number of El Capitan shares exchanged